    As filed with the Securities and Exchange Commission on March 17, 2000

                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                            -----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                 ______________________________________________

                               pcOrder.com, Inc.
            (Exact name of registrant as specified in its charter)

                 ______________________________________________

              Delaware                                        74-2720849
    (State or Other Jurisdiction                           (I.R.S. Employer
  of Incorporation or Organization)                       Identification No.)

                            5001 Plaza on the Lake
                              Austin, Texas 78746
                   (Address of Principal Executive Offices)


                         Employee Stock Purchase Plan
                Foreign Subsidiary Employee Stock Purchase Plan

                 ______________________________________________

                              Christina C. Jones
                     President and Chief Operating Officer
                               pcOrder.com, Inc.
                            5001 Plaza on the Lake
                              Austin, Texas 78746
                    (Name and Address of Agent for Service)

                                (512) 684-1100
         (Telephone Number, Including Area Code, of Agent For Service)

                                 With copy to:

                               Richard Friedman
                 Vice President, General Counsel and Secretary
                               pcOrder.com, Inc.
                            5001 Plaza on the Lake
                              Austin, Texas 78746

              __________________________________________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                                     Proposed          Proposed
                             Amount            Maximum               Maximum           Amount of
Title of Securities to       to be          Offering Price     Aggregate Offering     Registration
    be Registered          Registered        Per Share(1)           Price(1)              Fee
----------------------------------------------------------------------------------------------------
Class A Common Stock,       250,000              $25.56            $6,390,000          $1,686.96
$0.01 par value per
share
====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended. Computation is based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on March 15, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by pcOrder.com, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's prospectus filed pursuant to Rule 424(b) of the Securities Act, as amended, (the "Securities Act"), on December 8, 1999, which includes audited financial statements for the Registrant's latest fiscal year.

     (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

     (c)  Registrant's Current Report on Form 8-K dated June 29, 1999.

     (d) The description of the Class A Common Stock included in the Registrant's registration statement on Form 8-A, filed on February 25, 1999 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Richard Friedman, the Registrant's General Counsel, holds options to purchase shares of Class A Common Stock, none of which are exercisable within 60 days of the date hereof.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify to the fullest extent permitted by Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL"), as it now exists or as it may be amended. Generally, Section 145 provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought or threatened to be brought against them by reason of their being or having been directors or officers. In particular, Section 145 provides that a corporation shall indemnify its officers and directors for all reasonable expenses (including attorney's fees) of such legal proceedings when any such officer or director is successful on the merits. Further, Section 145 provides that a corporation may indemnify its officers and directors, even if any such officer or director is not successful on the merits:

     (i) for expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), as long as such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

     (ii) for the expenses of a derivative suit (a suit brought by the corporation or in the name of the corporation by a stockholder alleging breach by such officer or director of a duty owed to the corporation), as long as such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In the event such director or officer is adjudged liable to the corporation, no indemnification may be made by the corporation unless the Delaware Court of Chancery determines that, despite such adjudication of liability, in view of all the circumstances, such officer or director is fairly and reasonably entitled to indemnification.

     In either of the above cases, indemnification may be made only after a determination that the applicable standard of conduct has been met. Such determination may be made by either a majority of the directors who are not party to such proceeding, a committee of such directors, independent legal counsel or the stockholders.

     Additionally, the Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL. Thus, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (unlawful payment of dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers, and may indemnify its officers, employees and other agents, to the full extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party. The Registrant's Bylaws also permit the Registrant to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer or employee or other agent of the Registrant. Such indemnified party shall repay such advances if it is ultimately determined that such party is not entitled to indemnification. The Registrant believes that its Certificate of Incorporation and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors' and officer's liability insurance.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1   Employee Stock Purchase Plan

     4.2   Foreign Subsidiary Employee Stock Purchase Plan

     5.1   Opinion of Registrant's General Counsel

     23.1  Consent of Registrant's General Counsel (contained in Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP, independent auditors

     24.1  Power of Attorney (see signature pages to the Registration Statement)

Item 9.  Undertakings.

     A.  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, pcOrder.com, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 16, 2000.

                              pcOrder.com, Inc.



                              By:  /s/ Ross A. Cooley
                                   ------------------
                                   Ross A. Cooley
                                   Chairman of the Board and Chief Executive
                                   Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Ross A. Cooley, Christina C. Jones and James J. Luttenbacher, with full power to act alone, his or her true and lawful attorneys-in-fact, with the power of substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and deed requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                                    Title                                 Date
            ---------                                    -----                                 ----
    /s/ Ross A. Cooley                        Chairman of the Board and Chief               March 16, 2000
--------------------------------------------
        Ross A. Cooley                        Executive Officer (Principal
                                              Executive Officer)

    /s/ Christina C. Jones                    President and Chief Operating Officer         March 16, 2000
--------------------------------------------
        Christina C. Jones                    (Principal Executive Officer)

    /s/ James J. Luttenbacher                   Vice President and Chief Financial          March 16, 2000
--------------------------------------------
    James J. Luttenbacher                       Officer (Principal Financial Officer
                                                and Accounting Officer)

    /s/ Joseph A. Liemandt                      Director                                    March 16, 2000
--------------------------------------------
    Joseph A. Liemandt

    /s/ Peter J. Barris                         Director                                    March 16, 2000
--------------------------------------------
        Peter J. Barris

    /s/ Linwood A. Lacy, Jr.                    Director                                    March 16, 2000
--------------------------------------------
     Linwood A. Lacy, Jr.

    /s/ Robert W. Stearns                       Director                                    March 16, 2000
--------------------------------------------
      Robert W. Stearns

                                 EXHIBIT INDEX


Exhibit
Number                                  Description
------        ------------------------------------------------------------------

4.1           Employee Stock Purchase Plan

4.2           Foreign Subsidiary Employee Stock Purchase Plan

5.1           Opinion of Registrant's General Counsel

23.1          Consent of Registrant's General Counsel (contained in Exhibit 5.1)

23.2          Consent of Ernst & Young LLP, independent auditors

24.1          Power of Attorney (see signature pages to the Registration
              Statement).